Exhibit 99.(o)

MORGAN STANLEY INSTITUTIONAL FUND, INC.

Rule 18f-3

Amended and Restated Multiple Class Plan

Morgan Stanley Institutional Fund, Inc. (the “Fund”), a registered investment company that currently consists of a number of separately managed portfolios, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each portfolio listed on Schedule A hereto (each a “Portfolio”).

Effective January 2, 2008, the Fund’s Class A shares are redesignated as Class I shares and the Fund’s Class B shares are redesignated as Class P shares.

A.                                   Attributes of Share Classes

1.                                       The rights of each class of shares of the Portfolios shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Fund’s Board of Directors and as attached hereto as Exhibits.

2.                                       With respect to each class of shares created hereunder, each share of a Portfolio will represent an equal pro rata interest in the Portfolio and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in each Portfolio’s Prospectus; (iii) each class will separately bear any distribution or shareholder service fees that are payable in connection with a distribution and/or shareholder services plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “12b-1 Plan”), and separately bear any service fees (“service fees”) that may be paid for the provision of “personal service and/or the maintenance of shareholder accounts as provided for in Section 2830(b)(9) of the Financial Industry Regulatory Authority (“FINRA”) Conduct Rules, which are not contemplated by or within the scope of the 12b-1 Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Portfolio’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a 12b-1 Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.                                     Expense Allocations

Expenses incurred by a Portfolio are allocated among the various classes of shares pro rata based on the net assets of the Portfolio attributable to each class, except that 12b-1 fees, service fees or Class Expenses relating to a particular class are allocated directly to that class.

C.                                     Amendment of Plan; Periodic Review

This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

The Board of Directors of the Fund, including a majority of the Directors who are not “interested persons” of the Fund as defined in the 1940 Act, must review this Plan at least quarterly for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan. In approving any material amendment to the Plan, the Directors, including a majority of the Directors who are not interested persons of the Fund, must find that the amendment is in the best interests of each class individually and the Fund as a whole.

Exhibit A

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CLASS DESIGNATION

Class I Shares (formerly Class A Shares)

1.                                       Class-Specific Distribution Arrangements; Other Expenses

Class I shares are sold without a sales charge and are not subject to any Rule 12b-1 fee or service fees.

2.                                       Eligibility of Purchasers

Class I shares generally require a minimum initial investment of $5,000,000.

3.                                       Exchange Privileges

Class I shares of each Portfolio may be exchanged for Class I shares of each other Portfolio of the Fund and Class I shares of each Portfolio of the Morgan Stanley Institutional Fund Trust in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4.                                       Voting Rights

Each Class I shareholder will have one vote for each full Class I share held and a fractional vote for each fractional Class I share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a 12b-1 plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class I shareholders differ from the interests of holders of any other class.

Exhibit B

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CLASS DESIGNATION

Class P Shares (formerly Class B Shares)

1.                                       Class-Specific Distribution Arrangements; Other Expenses

Class P shares are sold without a sales charge, but are subject to a 12b-1 shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 0.25% of each Portfolio’s average daily net assets attributable to Class P Shares. The shareholder service fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.                                     Eligibility of Purchases

Class P shares generally require a minimum initial investment of $1,000,000.

3.                                     Exchange Privileges

Class P shares of each Portfolio may be exchanged for Class P shares of each other Portfolio of the Fund and Class P shares of each Portfolio of the Morgan Stanley Institutional Fund Trust in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4.                                       Voting Rights

Each Class P shareholder will have one vote for each full Class P share held and a fractional vote for each fractional Class P share held. Class P shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class P (such as a 12b-1 plan or service agreement relating to Class P), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class P shareholders differ from the interests of holders of any other class.

Exhibit C

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CLASS DESIGNATION

Class H Shares

1.                                       Class-Specific Distribution Arrangements; Other Expenses

The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 0.25% of each Portfolio’s average daily net assets attributable to Class H shares. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.                                       Eligibility of Purchases

Class H shares generally require a minimum initial investment of $25,000.

3.                                       Exchange Privileges

Class H shares of each Portfolio may be exchanged for Class H shares of each other Portfolio of the Fund and Class H shares of each Portfolio of the Morgan Stanley Institutional Fund Trust in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4.                                       Voting Rights

Each Class H shareholder will have one vote for each full Class H share held and a fractional vote for each fractional Class H share held. Class H shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class H (such as a 12b-1 plan or service agreement relating to Class H), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class H shareholders differ from the interests of holders of any other class.

Exhibit D

MORGAN STANLEY INSTITUTIONAL FUND, INC.

CERTIFICATE OF CLASS DESIGNATION

Class L Shares

1.                                       Class-Specific Distribution Arrangements; Other Expenses

Class L shares are sold without a sales charge, but are subject to a 12b-1 fee, including a shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Distribution and Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 0.75% of each Portfolio’s average daily net assets attributable to Class L shares, of which 0.25% shall be a shareholder services fee. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.                                       Eligibility of Purchases

Class L shares generally require a minimum initial investment of $25,000.

3.                                       Exchange Privileges

Class L shares of each Portfolio may be exchanged for Class L shares of each other Portfolio of the Fund and Class L shares of each Portfolio of the Morgan Stanley Institutional Fund Trust in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4.                                       Voting Rights

Each Class L shareholder will have one vote for each full Class L share held and a fractional vote for each fractional Class L share held. Class L shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class L (such as a 12b-1 plan or service agreement relating to Class L), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class L shareholders differ from the interests of holders of any other class.

MORGAN STANLEY INSTITUTIONAL FUND, INC.

Schedule A

(updated as of September 28, 2011)

Portfolio — Class I and Class P Shares

1.                          Active International Allocation Portfolio (formerly Active Country Allocation Portfolio)

2.                          Advantage Portfolio

3.                          Asian Equity Portfolio

4.                          Emerging Markets Debt Portfolio

5.                          Emerging Markets Portfolio

6.                          Focus Growth Portfolio (formerly Focus Equity Portfolio)

7.                          Global Advantage Portfolio

8.                          Global Discovery Portfolio

9.                          Global Franchise Portfolio

10.                    Global Insight Portfolio*

11.                    Global Opportunity Portfolio (formerly Global Growth Portfolio)

12.                    Global Real Estate Portfolio

13.                    Growth Portfolio (formerly Capital Growth Portfolio)

14.                    Insight Portfolio*

15.                    International Advantage Portfolio

16.                    International Equity Portfolio (formerly European Equity Portfolio)

17.                    International Opportunity Portfolio

18.                    International Real Estate Portfolio (formerly European Real Estate Portfolio)

19.                    International Small Cap Portfolio

20.                    Opportunity Portfolio (formerly Equity Growth Portfolio)

21.                    Select Global  Infrastructure Portfolio

22.                    Small Company Growth Portfolio (formerly Emerging Growth Portfolio)

23.                    U.S. Real Estate Portfolio

* Class I shares only.

Portfolio — Class H Shares

1.                          Advantage Portfolio

2.                          Asian Equity Portfolio

3.                          Emerging Markets Debt Portfolio

4.                          Global Advantage Portfolio

5.                          Global Discovery Portfolio

6.                          Global Insight Portfolio

7.                          Global Opportunity Portfolio (formerly Global Growth Portfolio)

8.                          Global Real Estate Portfolio

9.                          Insight Portfolio

10.                    International Advantage Portfolio

11.                    International Opportunity Portfolio

12.                    Opportunity Portfolio (formerly Equity Growth Portfolio)

13.                    Select Global  Infrastructure Portfolio

14.                    Small Company Growth Portfolio

15.                    U.S. Real Estate Portfolio

Portfolio-Class L Shares

1.                          Advantage Portfolio

2.                          Asian Equity Portfolio

3.                          Emerging Markets Debt Portfolio

4.                          Global Advantage Portfolio

5.                          Global Discovery Portfolio

6.                          Global Insight Portfolio

7.                          Global Opportunity Portfolio (formerly Global Growth Portfolio)

8.                          Global Real Estate Portfolio

9.                          Insight Portfolio

10.                    International Advantage Portfolio

11.                    International Opportunity Portfolio

12.                    Opportunity Portfolio (formerly Equity Growth Portfolio)

13.                    Select Global  Infrastructure Portfolio

14.                    Small Company Growth Portfolio

15.                    U.S. Real Estate Portfolio